REGISTRATION STATEMENT NO. 333-1274
                              Filed December 11, 1996

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         COASTAL FINANCIAL CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                                   57-0925911
-------------------------------                ------------------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                 Identification No.)

                             2619 North Oak Street
                      Myrtle Beach, South Carolina 29577
                               (803) 448-5151
                   ----------------------------------------
                   (Address of principal executive offices)

                     1990 Stock Option and Incentive Plan
                     -------------------------------------
                           (Full title of the Plan)

                                               Copies to:
      Michael C. Gerald                        Eric S. Kracov, Esquire
      President                                Breyer & Aguggia
      Coastal Financial Corporation            1300 I Street, N.W.
      2619 N. Oak Street                       Suite 470 East
      Myrtle Beach, South Carolina  29577      Washington, D.C.  20005
      (803) 448-5151                           (202) 737-7900
      ----------------------------
      Name, address and telephone
      number of agent for service


                              Page 1 of 5 Pages
                        Exhibit Index Appears on Page 3

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                        Calculation of Registration Fee
-----------------------------------------------------------------------------
Title of
Securities       Amount     Proposed Maximum   Proposed Maximum   Amount of
  to be           to be      Offering Price        Aggregate    Registration
Registered      Registered    Per Share(1)     Offering Price(1)     Fee
-----------------------------------------------------------------------------
Common Stock,
$.01 par
value           164,063         $20.00(2)         $3,281,260       $1,131.48
-----------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $20.00, based upon the average of the high and low trading prices of the common stock, $.01 par value per share (the "Common Stock"), of Coastal Financial Corporation (the "Registrant"), as reported on the Nasdaq Stock Market on December 6, 1996.

(2) 163,064 additional shares are being registered for issuance pursuant to the 1990 Stock Option and Incentive Plan ("Option Plan"). In addition, this Registration Statement covers an indeterminate number of shares reserved for issuance pursuant to the Option Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.


                              -------------------------

       This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                               EXPLANATORY NOTE

       The contents of a previously filed Registration Statement for Coastal Financial Corporation, dated September 18, 1992 (Registration No. 33-52212), is hereby incorporated by reference. This registration statement is being filed to register additional shares of Common Stock.


Item 8.     Exhibits

       The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

       No.                    Exhibit
       ---                    -------

        5               Opinion of Breyer & Aguggia

       23.1             Consent of KPMG Peat Marwick LLP

       23.2             Consent of Breyer & Aguggia (see Exhibit 5)

       24               Power of attorney (see signature pages)

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                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, Coastal Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Myrtle Beach, and State of South Carolina the 10th day of December 1996.

                                   COASTAL FINANCIAL CORPORATION


                                   By:  /s/ Michael C. Gerald
                                        ------------------------------------
                                        Michael C. Gerald
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)

                               POWER OF ATTORNEY

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Michael C. Gerald his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

By: /s/ Michael C. Gerald                          Date:  December 10, 1996
   --------------------------------------
    Michael C. Gerald
    President, Chief Executive Officer and
    Director (Principal Executive Officer)

By: /s/ Jerry L. Rexroad                           Date:  December 10, 1996
    -------------------------------------
    Jerry L. Rexroad
    Executive Vice President and Chief
    Financial Officer (Principal Financial
    and Accounting Officer)

By: /s/ James T. Clemmons                          Date:  December 10, 1996
    -------------------------------------
    James T. Clemmons
    Chairman of the Board

By: /s/ James C. Benton                            Date:  December 10, 1996
    -------------------------------------
    James C. Benton
    Director

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
By: /s/ G. David Bishop                            Date:  December 10, 1996
    -------------------------------------
    G. David Bishop
    Director

By: /s/ Harold D. Clardy                           Date:  December 10, 1996
    -------------------------------------
    Harold D. Clardy
    Director

By: /s/ James P. Creel                             Date:  December 10, 1996
    -------------------------------------
    James P. Creel
    Director

By: /s/ Samuel A. Smart                            Date:  December 10, 1996
    -------------------------------------
    Samuel A. Smart
    Director

By: /s/ Wilson B. Springs                          Date:  December 10, 1996
    -------------------------------------
    Wilson B. Springs
    Director

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                                   Exhibit 5

                          Opinion of Breyer & Aguggia

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                               December 11, 1996

Board of Directors
Coastal Financial Corporation
2619 N. Oak Street
Myrtle Beach, South Carolina  29577

Gentlemen:

      We have acted as special counsel to Coastal Financial Corporation, an Delaware corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 164,063 additional shares of Corporation common stock, $.01 par value per share ("Common Stock"), to be issued pursuant to the Corporation's 1990 Stock Option Plan and Incentive Plan (the "Option Plan") upon the exercise of stock options ("Option Rights"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Option Plan to adjust the number of shares reserved for issuance as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

      We have reviewed the Registration Statement, the Articles of Incorporation and Bylaws of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purpose of rendering this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed appropriate or relevant as a basis for the opinion set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformity in all respects of copies to originals.

      For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Option Plan will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

      Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Option Plan, when issued pursuant to and in accordance with the Registration Statement, the Option Plan and, with respect to the Option Plan, upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Sincerely,

                              /s/ Breyer & Aguggia

                              BREYER & AGUGGIA

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                                 Exhibit 23.1

                        Consent of Independent Auditors

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                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Coastal Financial Corporation
Myrtle Beach, South Carolina

We consent to incorporation by reference in the registration statement on Form S-8, dated December 11, 1996, to register shares of common stock which will be issued pursuant to the Coastal Financial Corporation's 1990 Stock Option and Incentive Plan as amended, of our report dated October 20, 1995 relating to the consolidated statements of financial condition of Coastal Financial Corporation and subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended September 30, 1995, which report appears in the September 30, 1995, annual report on Form 10-K of Coastal Financial Corporation and subsidiaries. Our report dated October 20, 1995, refers to the fact that the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" at October 1, 1994 and the provision of SFAS No. 109, "Accounting for Income Taxes" on October 1, 1993.

/s/ KPMG Peat Marwick LLP

Greenville, South Carolina
December 11, 1996

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                                 Exhibit 23.2

                  Consent of Breyer & Aguggia (see Exhibit 5)

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                                  Exhibit 24

                    Power of Attorney (see signature page)
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